                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Anchor BanCorp Wisconsin Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Anchor BanCorp Wisconsin Inc.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                  [Anchor BanCorp Wisconsin Inc. Letterhead]


                                                                  June 14, 1996


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Holiday Inn -- East Towne, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday,
July 23, 1996 at 2:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.


                                       Sincerely,




                                       Douglas J. Timmerman
                                       CHAIRMAN OF THE BOARD, PRESIDENT
                                        AND CHIEF EXECUTIVE OFFICER

                        ANCHOR BANCORP WISCONSIN INC.
                             25 WEST MAIN STREET
                          MADISON, WISCONSIN 53703
                                (608) 252-8700

                          -------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JULY 23, 1996

                          -------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Anchor BanCorp Wisconsin Inc. (the "Company") will be held at the Holiday Inn -- East Towne, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 23, 1996 at 2:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect three (3) directors for a three-year term, and in each case until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed June 7, 1996 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.


                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       J. Anthony Cattelino
                                       VICE PRESIDENT AND SECRETARY

Madison, Wisconsin
June 14, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                        ANCHOR BANCORP WISCONSIN INC.

                             --------------------

                                PROXY STATEMENT

                             --------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 23, 1996

     This Proxy Statement is furnished to holders of common stock, $.10 par value per share (the "Common Stock"), of Anchor BanCorp Wisconsin Inc. (the "Company"), the principal asset of which is all of the outstanding capital stock of AnchorBank, S.S.B. (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Holiday
Inn Madison -- East Towne, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 23, 1996 at 2:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 14, 1996.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for ratification of the appointment of Ernst & Young LLP as the Company's auditors for fiscal 1997 and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (J. Anthony Cattelino, Vice President and Secretary, Anchor BanCorp Wisconsin Inc., 25 West Main Street, Madison, Wisconsin 53703); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                    VOTING

     Only stockholders of record at the close of business on June 7, 1996 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,849,742 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast and the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting is required for approval of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1997.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not be counted as votes cast. Thus, abstentions will have no effect on the voting of the proposals at the Annual Meeting. Under rules of the New York Stock Exchange, the proposals to elect directors and ratify the appointment of independent auditors for fiscal 1997 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the meeting and, thus, there will be no "broker non-votes" at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible and that directors shall be elected for three-year terms, and in each case until their respective successors are elected and qualified. Pursuant to the Bylaws of the Company, the number of directors of the Company is currently set at eight.

     All of the nominees for director are currently directors of the Company. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director and directors of the Company whose terms continue.

         NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 1999


                                 POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION    DIRECTOR
NAME                       AGE               DURING THE PAST FIVE YEARS                SINCE(1)
- - -------------------        ---   ---------------------------------------------------   --------

Arlie M. Mucks, Jr.        75   Director; Consultant -- Division of Intercollegiate      1964
                                Athletics External Relations and Special Events;
                                previously Special Assistant to the Chancellor of
                                the University of Wisconsin -- Madison.

Pat Richter                54   Director; Athletic Director of the University of         1990
                                Wisconsin -- Madison since February 1990; previously
                                Vice President -- Human Resources for Oscar Mayer
                                Foods Corporation.

Donald Kropidlowski        54   Director; Senior Vice President of the Bank; former      1995
                                Director, President and Chief Executive Officer of
                                American Equity Bancorp and American Equity Bank of
                                Stevens Point.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                    DIRECTORS WITH TERMS EXPIRING IN 1997


                                 POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION    DIRECTOR
NAME                       AGE               DURING THE PAST FIVE YEARS                SINCE(1)
- - -------------------        ---   ---------------------------------------------------   --------

Bruce A. Robertson         72    Director; formerly Vice President of the Bank from      1987(2)
                                 October 1987 until December 1989; prior thereto
                                 Chairman, President and Chief Executive Officer of
                                 Columbus Federal Savings and Loan Association until
                                 that Association merged with and into the Bank in
                                 September 1987.

Robert C. Buehner          75    Director; formerly Executive Vice President and         1984(2)
                                 General Counsel of Provident Savings and Loan
                                 Association from 1970 until 1984.

Holly Cremer Berkenstadt   40    Director; President and Director of Wisconsin           1994
                                 Cheeseman, Inc., a direct food and gift company
                                 located in Sun Prairie, Wisconsin.



                     DIRECTORS WITH TERMS EXPIRING IN 1998


                                 POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION    DIRECTOR
NAME                       AGE               DURING THE PAST FIVE YEARS                SINCE(1)
- - -------------------        ---   ---------------------------------------------------   --------

Douglas J. Timmerman       55    Chairman, President and Chief Executive Officer;        1971
                                 has served in various management positions with the
                                 Bank prior to his appointment as President in May
                                 1983 and Chief Executive Officer in May 1985.

Greg M. Larson             46    Director; President and Chief Executive Officer of      1992
                                 Demco, Inc., a direct mail school and library
                                 supply company located in Madison, Wisconsin.


- - -------------------

(1)  Includes service as director of the Bank.

(2)  Excludes service with predecessor institutions.


STOCKHOLDER NOMINATIONS

     Article IV, Section 4.14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than
(i) 60 days prior to the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons

(naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for director in connection with the upcoming Annual Meeting.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held on a quarterly basis. The Board of Directors of the Company held a total of four regular and two special meetings during the fiscal year ended March 31, 1996. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the fiscal year ended March 31, 1996, and the total number of meetings held by all committees on which he or she served during such year.

     The Board of Directors has established an Audit Committee which reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee, which met one time during the fiscal year ended March
31, 1996, are Messrs. Mucks (Chairman), Larson and Buehner.

     The Compensation Committee of the Board of Directors determines compensation for executive officers. During the fiscal year ended March
31, 1996, the members of the Committee were Messrs. Robert C. Buehner (Chairman), Bruce A. Robertson and Pat Richter. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 1996 is set forth below.

     The entire Board of Directors of the Company acts as a Nominating Committee for selection of nominees for election as directors of the Company. The Board, acting as the Nominating Committee, met one time during the fiscal year ended March 31, 1996.

                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

     J. ANTHONY CATTELINO (age 53). Mr. Cattelino currently serves as Vice President and Secretary of the Company and as Senior Vice President -- Marketing and Retail Administration for the Bank and is responsible for the branch network, deposit acquisition, consumer lending, marketing and retail operations. Mr. Cattelino joined the Company in 1974 as Director of Marketing, was promoted to Vice President of Marketing in 1976 and to his current position in 1985. Mr. Cattelino is on the Board of Directors of Downtown Madison, Inc. and Anchor Insurance Services, Inc.

     MICHAEL W. HELSER (age 51). Mr. Helser is currently Treasurer and Chief Financial Officer of the Company and Senior Vice President -- Finance and Chief Financial Officer of the Bank. Mr. Helser joined the Company in 1974 as Internal Auditor, and was promoted to Vice President -- Finance in 1979 and to his current position in 1985. Prior to joining the Company, Mr. Helser was a Senior Accountant with the public accounting firm of Ernst & Whinney (now Ernst & Young LLP), Milwaukee, Wisconsin.
Mr. Helser is a certified public accountant.

     RONALD R. OSTERHOLZ (age 47). Mr. Osterholz is currently Vice President -- Human Resources of the Bank. Mr. Osterholz joined the Bank in 1973 and previously served as Savings Officer, Branch

Manager and Branch Coordinator. In 1981, he was named Assistant Vice President and in 1985 was appointed to his current position. Mr. Osterholz is active in the Wisconsin Savings League, University of Wisconsin alumni association functions and in various civic organizations and clubs.

     DAVID L. WEIMERT (age 45). Mr. Weimert joined the Bank in
1991 as Vice President -- Lending Operations. Mr. Weimert has extensive experience in the financial services industry and has served in various management capacities at savings associations, mortgage banking companies and commercial banks. Mr. Weimert served as President of Community Savings and Loan Association, Fond du Lac, Wisconsin, from 1987 to 1990 and President of First Financial Corporation, Burbank, California, from 1985 to 1987.

     DONALD F. BERTUCCI (age 46). Mr. Bertucci is currently Vice
President -- Loan Administration of the Bank and is responsible for one-to-four family residential lending. He joined the Bank in 1972 and previously served as Branch Manager, Mortgage Division Coordinator and Commercial Real Estate Loan Officer. In 1984, he was appointed Vice President and in 1992 he was appointed to his current position. Mr. Bertucci is a member of the Madison Board of Realtors and the Madison Area Mortgage Bankers Association and is a licensed real estate broker.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934
Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company and the Bank as a group.


                                                           COMMON STOCK BENEFICIALLY
                                                                  OWNED AS OF
                                                                JUNE 7, 1996(1)
                                                           -------------------------
              NAME OF BENEFICIAL OWNER                         NO.               %
- - ------------------------------------------------------     -----------        ------

Anchor BanCorp Wisconsin Inc.                              402,283(2)          8.29%
  Employee Stock Ownership Trust
  25 West Main Street
  Madison, Wisconsin




Directors:
  Holly Cremer Berkenstadt                                  20,000(3)            *
  Robert C. Buehner                                         32,273(4)            *
  Donald Kropidlowski                                       39,473(5)            *
  Greg M. Larson                                            31,442(6)            *
  Arlie M. Mucks, Jr.                                       28,661(7)            *
  Pat Richter                                               37,187(8)            *
  Bruce A. Robertson                                        26,359(9)            *
  Douglas J. Timmerman                                     349,197(10)         6.96

Executive officers who are not Directors:
  J. Anthony Cattelino                                      84,025(11)         1.72
  Michael W. Helser                                         89,443(12)         1.83
  David L. Weimert                                          24,004(13)           *
  Donald F. Bertucci                                        20,741(14)           *

All directors and executive officers of the Company        807,231(15)        15.39
and the Bank as a group (13 persons)


- - -------------------

*  Represents less than 1% of the outstanding Common Stock.

 (1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options which are exercisable within 60 days of the Voting Record Date by an individual or group are deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

 (2)  The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust
      ("Trust") was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Ronald R. Osterholz, Vice President -- Human Resources of the Bank, and Robert C. Buehner, a director of the Company, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 80,021 shares held in the Trust had not been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees after considering the recommendation of the ESOP Administrator, who is Mr. Osterholz.

 (3) Includes 18,750 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

 (4) Includes 2,690 shares owned by Mr. Buehner's wife, which Mr. Buehner may be deemed to beneficially own, and 18,750 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Does not include shares owned by the ESOP for which Mr. Buehner is a Trustee.

 (5) Includes 9,631 shares held jointly with Mr. Kropidlowski's wife with whom voting and dispositive power is shared, 2,933 shares held by Mr. Kropidlowski's wife, which may be deemed to be beneficially owned by Mr. Kropidlowski, 6,659 shares held in the Company's Retirement Plan allocated to Mr. Kropidlowski's account, 2,788 shares held in the ESOP allocated to Mr. Kropidlowski's account, and 15,392 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

 (6) Includes 4,330 shares held jointly with Mr. Larson's wife, with whom voting and dispositive power is shared, 862 shares held by Mr. Larson's children, which may be deemed to be beneficially owned by Mr. Larson, and 18,750 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

 (7) Includes 1,161 shares owned by Mr. Mucks' wife, which Mr. Mucks may be deemed to beneficially own, and 18,750 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

 (8) Includes 512 shares owned by Mr. Richter's wife, which Mr. Richter may be deemed to beneficially own, and 18,750 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

 (9) Includes 410 shares held in a trust for Mr. Robertson's minor grandchild for which Mr. Robertson serves as trustee, 637 shares owned by Mr. Robertson's wife, which may be deemed to be beneficially owned by Mr. Robertson, and 18,750 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(10) Includes 119,908 shares held jointly with Mr. Timmerman's wife (including 29,483 shares held in a living trust for their benefit), 32,128 shares held in the Company's Retirement Plan allocated to

      Mr. Timmerman's account, 5,707 shares held in the ESOP allocated to Mr. Timmerman's account, 25,541 restricted shares granted pursuant to the Company's Management Recognition Plans and 165,914 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 85,421 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits to be paid to Mr. Timmerman pursuant to a deferred compensation agreement entered into between the Bank and Mr. Timmerman, a Supplement Executive Retirement Plan and an Excess Benefit Plan; Mr. Timmerman does not possess voting or investment power with respect to such shares. See "Executive Compensation -- Deferred Compensation Agreement" and "-- Supplemental Executive Retirement Plan and Excess Benefit Plan."

(11) Includes 20,275 shares held jointly with Mr. Cattelino's wife, with whom voting and dispositive power is shared, 250 shares owned by Mr. Cattelino's wife and 125 shares owned by Mr. Cattelino's children, which Mr. Cattelino may be deemed to beneficially own, 8,452 shares held in the Company's Retirement Plan allocated to Mr. Cattelino's account, 4,798 shares held in the ESOP allocated to Mr. Cattelino's account, 10,000 restricted shares granted pursuant to the Company's Management Recognition Plans and 40,125 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 1,300 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation -- Supplemental Executive Retirement Plan and Excess Benefit Plan."

(12) Includes 26,500 shares held jointly with Mr. Helser's wife, with whom voting and dispositive power is shared, 800 shares held by Mr. Helser's wife in trust for the benefit of their children, which Mr. Helser may be deemed to beneficially own, 8,823 shares held in the Company's Retirement Plan allocated to Mr. Helser's account, 4,795 shares held in the ESOP allocated to Mr. Helser's account, 10,000 restricted shares granted pursuant to the Company's Management Recognition Plans and 38,525 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 1,300 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation -- Supplemental Executive Retirement Plan and Excess Benefit Plan."

(13) Includes 650 shares held by Mr. Weimert's children, which may be deemed to be beneficially owned by Mr. Weimert, 1,451 shares held in the Company's Retirement Plan allocated to Mr. Weimert's account, 3,478 shares held in the ESOP allocated to Mr. Weimert's account, 1,500 restricted shares granted pursuant to the Company's Management Recognition Plans and 7,925 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 5,500 shares held jointly with Mr. Bertucci's wife with whom voting and dispositive power is shared, 455 shares owned in trust for Mr. Bertucci's children which may be deemed to be beneficially owned by Mr. Bertucci, 3,171 shares held in the Company's Retirement Plan allocated to Mr. Bertucci's account, 2,615 shares held in the ESOP allocated to Mr. Bertucci's account, 1,000 restricted shares granted pursuant to the Company's Management Recognition Plans, and 8,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(15) Includes 65,695 shares held in the Company's Retirement Plan allocated to the accounts of executive officers, 50,741 restricted shares granted to executive officers pursuant to the Company's Management Recognition Plans, for which executive officers possess sole voting power and no investment power, and 394,756 shares which executive officers and directors as a group may acquire pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 88,021 shares held by a rabbi trust established by the Bank to fund certain benefits to be paid to certain executive officers of the Company. See Note 10 above.

     Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates.
Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers during the year ended March 31, 1996, except that Donald Kropidlowski inadvertently omitted to include 2,000 shares of Common Stock beneficially owned on his initial form upon being elected as a director on June 30, 1995 and reported such shares late on his annual statement on Form 5.


                             EXECUTIVE COMPENSATION

SUMMARY

      The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive
Officer and the most highly compensated executive officers of the Company whose total compensation during the last fiscal year exceeded $100,000.


                          SUMMARY COMPENSATION TABLE



                                                                              LONG TERM COMPENSATION
                                                                          ------------------------------
                                             ANNUAL COMPENSATION                  AWARDS         PAYOUTS
                                     -----------------------------------  ---------------------  -------
                             FISCAL                       OTHER ANNUAL     STOCK                   LTIP
NAME AND PRINCIPAL POSITION   YEAR   SALARY(1)   BONUS   COMPENSATION(2)  GRANTS(3)  OPTIONS(4)  PAYOUTS  COMPENSATION(5)
- - ---------------------------  ------  ---------  -------- ---------------  ---------  ----------  -------  ---------------

Douglas J. Timmerman          1996   $435,000   $112,662       $0          $41,100     41,250       $0        $70,724
  President and Chief         1995    433,764    104,035        0                0     29,375        0         58,605
  Executive Officer           1994    425,016    88,000         0           28,600     11,100        0         59,464

J. Anthony Cattelino          1996   $115,275   $ 39,953        0                0      7,500        0        $42,608
  Vice President and          1995    108,813     34,975        0                0      7,500        0         33,123
  Secretary                   1994    105,550     27,000        0                0      3,000        0         31,686

Michael W. Helser             1996   $115,275   $ 39,953        0                0      7,500        0        $42,574
  Treasurer and Chief         1995    108,813     34,975        0                0      7,500        0         33,089
  Financial Officer           1994    105,550     27,000        0                0      3,000        0         31,686

David L. Weimert              1996   $ 92,762   $ 33,115        0                0      2,500        0        $39,032
  Vice President --           1995     90,310     29,041        0                0      2,500        0         22,260
  Lending Operations          1994     87,610     13,000        0                0      1,500        0         17,102

Donald F. Bertucci            1996   $ 67,450   $ 33,115        0                0      2,500        0        $30,172
Vice President --             1995     65,638     29,041        0                0      2,500        0         21,520
Residential Lending           1994     63,650     15,000        0                0      1,875        0         13,088


- - -------------------

(1) Includes amounts deferred by the executive officer pursuant to the Company's Retirement Plan, a defined contribution plan which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of automobiles leased by the Company, payment of club dues and parking privileges. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Represents the grant of shares of restricted Common Stock to Mr. Timmerman pursuant to the Company's Management Recognition Plans, which were deemed to have had the indicated value at the date of grant. The aggregate amount of restricted Common Stock awarded to Mr. Timmerman in fiscal 1996, 1995 and 1994 had a fair market value of $902,509 at March 31, 1996. The awards vest either within six months from the date of grant or 33.3% a year commencing on the date of grant.

(4) Consists of awards granted pursuant to the Company's 1992 Stock Incentive Plan or 1995 Stock Incentive Plan which are exercisable at the rate of either 25%, 33.3%, 50% or 100% per year commencing on the date of grant.

(5) In fiscal 1996, consists of amounts allocated or paid by the Company on behalf of Messrs. Timmerman, Cattelino, Helser, Weimert and Bertucci pursuant to the Company's ESOP of $40,534, $39,150, $39,116, $36,248
     and $28,148, respectively, and the Company's Retirement Plan of $5,040, $3,458, $3,458, $2,784 and $2,024, respectively, as well as the payment of director's fees to Mr. Timmerman in the amount of $25,150.

STOCK OPTIONS

     The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's 1992 Stock Incentive Plan or 1995 Stock Incentive Plan awarded to the named executive officers during the year ended March 31, 1996.


                      OPTION GRANTS IN LAST FISCAL YEAR



                          INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE
- - ------------------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                                  % OF TOTAL                                OF STOCK PRICE APPRECIATION
                                    OPTIONS                                      FOR OPTION TERM(3)
                        OPTIONS   GRANTED TO     EXERCISE     EXPIRATION    ---------------------------
         NAME           GRANTED   EMPLOYEES(1)   PRICE(2)        DATE           5%              10%
- - --------------------    -------   ------------   ---------    ----------    ------------    -----------

Douglas J. Timmerman     41,250       46.2%       $26.10         7/6/05       $1,754,899     $2,788,459
J. Anthony Cattelino      7,500        8.4%       $26.10         7/6/05       $  319,073     $  506,993
Michael W. Helser         7,500        8.4%       $26.10         7/6/05       $  319,073     $  506,993
David L. Weimert          2,500        2.8%       $26.10         7/6/05       $  106,358     $  168,998
Donald F. Bertucci        2,500        2.8%       $26.10         7/6/05       $  106,358     $  168,998


- - -------------------

(1) Percentage of options granted to all employees during the fiscal year ended March 31, 1996.

(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $42.54 and $67.60 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the fiscal year ended March 31, 1996 and options held at March 31, 1996.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES


                                                        NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                          SHARES                         OPTIONS AT YEAR END           OPTIONS AT YEAR END(1)
                        ACQUIRED ON     VALUE       ----------------------------    ----------------------------
NAME                     EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - --------------------    -----------    ---------    -----------    -------------    -----------    -------------
Douglas J. Timmerman      8,000        $202,750       165,914          16,086        $3,187,736       $211,689
J. Anthony Cattelino      3,000          74,875        40,125           4,375        $  812,719       $ 57,531
Michael W. Helser         4,600         112,965        38,525           4,375        $  771,519       $ 57,531
David L. Weimert          2,075          53,950         7,925           3,125        $  152,027       $ 34,635
Donald F. Bertucci            0               0         8,000           3,125        $  153,958       $ 34,635


- - -------------------

(1)  Based on a per share market price of $33.75 at March 31, 1996.

COMPENSATION OF DIRECTORS

BOARD FEES. Each member of the Board of Directors of the Company is paid a fee of $1,400 for each regular Board meeting attended. In addition, each director of the Bank also is paid a fee of $1,400 for each regular meeting of the Board of Directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $300 for each regular committee meeting of the Board attended and $700 for each special Board meeting attended.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director's fees. Under the plans, the Company and the Bank are obligated to repay the deferred fees, semi-annually over a five year period together with interest at a stated rate, upon the participating director's resignation from the Board of Directors. During the year ended March 31, 1996, no director deferred funds pursuant to these deferred compensation plans.

     DIRECTORS' STOCK OPTION PLANS. The Company has adopted the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan") and the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan") each of which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the 1992 Directors' Plan, each director of the Company or the Bank who is not an employee of the Company or any subsidiary was granted an option to purchase 5,000 shares of Common Stock at the actual purchase price of a share of Common Stock in the Company's initial public offering thereof on July 15, 1992. Pursuant to the 1995 Directors' Plan, each non-employee director was granted an option to purchase 10,000 shares of Common Stock on May 12, 1995, the date the 1995 Directors' Plan was approved by the Board of Directors. In addition, each new non-employee director of the Company or the Bank will receive similar options to purchase Common Stock upon election to the Board of Directors. The exercise price of such options is the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plans become vested and exercisable six months from the date of grant.

     ADVISORY BOARD OF DIRECTORS. The Agreement of Merger between Viroqua Federal Savings and Loan Association ("Viroqua Federal") and the Bank provided, among other things, that five members from the former Board of Directors of Viroqua Federal would serve as an Advisory Board of Directors of the Bank for five years after the merger of Viroqua Federal with and into the Bank in June 1990, subject to annual reappointment by the Bank. The Advisory Board consists of five members appointed annually by the Board of Directors of the Bank. Members receive a semi-annual retainer of $1,500, regardless of meeting attendance or the number of meetings. In addition, the Agreement of Merger between American Equity Bancorp and the Bank provided that five members from the former Board of Directors of American Equity Bank would serve as an Advisory Board of Directors of the Bank for one year after the merger in June 1995. This Advisory Board met twice during the fiscal year 1996 and the members were paid $7,200 each. In fiscal 1996, total compensation paid to Advisory Board members amounted to $42,000.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of the Company and Bank. The Compensation Committee of the Company has exclusive jurisdiction over the administration and grants relating to all Stock Option Plans and/or Management Recognition Plans.

     During the 1996 fiscal year, the members of the Committee met three (3) times. The members of the Compensation Committee of both the Company and the Bank are identical. No member of the Committee is an employee of the Company or any subsidiary.

     Officers of the Company are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. An affiliated interest agreement exists between the Company and the Bank. State and Federal regulators have not taken objection to its terms and conditions, which seek to fairly reimburse the Bank for activities of any officer or employee on behalf of the Company.

     GENERAL COMPENSATION POLICIES. The broad general salary and benefit guidelines are determined by the Committee. The Committee uses outside consultants, market studies and published compensation data to review competitive rates of pay, to establish salary ranges and to recommend base salary and bonus pay levels.

     With respect to the Company's officers other than Mr. Timmerman, the Compensation Committee considered salary and bonus recommendations prepared by Mr. Timmerman or other executive officers to determine fiscal 1996 compensation. The salary adjustment recommendation was based on the Company's overall performance in the past year, and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long term success and align the interest of those executives with the long term interests of the Company's shareholders.

     In general, the Committee has sought to design a compensation package in which a significant portion of the compensation paid to senior management (including named officers) be incentive-based since those individuals have more control and influence over the direction and performance of the Company and the Bank. Integration of all decisions regarding stock options and/or grants insures the Committee that the compensation package is viewed in its entirety on an annual basis.

     Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

     EXECUTIVE COMPENSATION. The compensation package offered to the executive officers of the Company and the Bank reflects the Committee's attempt to mix and balance various components such as salary, short and long term incentives, stock options and restricted stock, as well as benefits available under the various employee plans.

     The Committee retained a nationally-known compensation and benefits consultant during fiscal 1994. Their assignment was essentially two-fold: to review the appropriateness and level of base salaries for all executive officers, including the President; and to structure and recommend a short-term incentive program for senior officers.

     The Committee has continued to apply the results of the consultant study. With respect to the first part of the consulting assignment, the Committee is satisfied with the present process used to determine base salary. However, in addition to base salary, the Committee seeks to provide a substantial portion of each executive officer's total compensation through incentive plans which provide awards based on or tied to the performance of the Company and the Bank. This in turn led to the recommendation of a short-term incentive plan based on the analysis of several factors.

     Included in that analysis were such items as the level of profits, earnings per share of stockholders equity (EPS), return on average equity
(ROE), return on average assets (ROA), operational efficiency (efficiency ratio), as well as the attainment of personal or unit goals.

     The peer group (as designed by the consultant) includes midwestern thrifts, savings banks and commercial banks of similar size, organizational complexity, geographic location and structure. It was the sole discretion of the Committee as to the interpretation of or weight given to each performance measure and its translation into short-term awards. In 1996, it was necessary for the Committee to make some modifications because of the discrepancy created between BIF insured and SAIF insured peer members. The Committee deemed the impact of the insurance premium disparity to be significant, and thus they turned to several other external surveys. One of these was a custom survey provided by SNL Securities comparing only SAIF insured public companies in the $1 billion to $5 billion range. Another survey was provided from the ACB Peer Group Reports provided by the Policy Development and Economic Research Department of America's Community Bankers.

     Stock option grants with deferred vesting, and stock option awards provide the basis for a long-term incentive program. The objective of these options is to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options are granted to key management personnel who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Compensation Committee believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     The Committee granted stock options to the executive management group during fiscal 1996. The executive management group is comprised of Messrs. Timmerman, Cattelino, Helser, Bertucci, Osterholz and Weimert. Options granted were 41,250, 7,500, 7,500, 2,500, 2,500 and 2,500, respectively.
These options were granted at 100% of the fair market value as of the grant date. Accordingly, the value of the option will be completely dependent on the future market value of the Common Stock.

     The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly-qualified employees.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Personnel Committee's commitment to link compensation with performance as described in this report, the Personnel Committee currently intends to qualify compensation paid to the executive officers of the Company and the Bank for deductibility by the Company under Section 162(m) of the Code.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation paid for fiscal 1996 to the Chief Executive Officer of the Company and the Bank, Douglas Timmerman, reflects the considered judgment of the Committee embracing the policy and process described previously.

     Mr. Timmerman's base salary was raised to $435,000 for fiscal 1996. This is an increase of .2% over fiscal 1995. In determining the Chief Executive Officer's fiscal 1996 salary, the Committee continued to consider salaries offered by savings institutions and banks nationwide, as well as the consultant study referred to previously. In addition, the Committee chose to consider the Bank's return on assets for the fiscal year 1996 of 0.88% as compared with 1.00% for fiscal 1995. Net income increased to a record $14.5 million for fiscal 1996 from $14.4 million the previous year. The Company stock was split 5 for 4 and cash dividends were increased 25% to $.40 per share annually. Total assets grew to $1.75 billion at March 31, 1996 and overall asset quality continued to improve. In establishing the Chief Executive Officer's salary, the Committee also considered Mr. Timmerman's contribution to controlling the Bank's operating expenses, the market performance of the Common Stock (see performance information) and Mr. Timmerman's contribution to the community through his involvement with various charitable and civic groups.

     In addition to his base salary, Mr. Timmerman was awarded an incentive award of $112,662 (25.8% of salary). The bonus was contingent upon the achievement of goals and targets as determined by the Committee. Mr. Timmerman also received an award of 1,200 MRP shares during fiscal 1996 as part of his payout under the Incentive Compensation Program.


                                       Respectfully submitted:




                                       Robert C. Buehner, CHAIRMAN
                                       Pat Richter, DIRECTOR
                                       Bruce A. Robertson, DIRECTOR

Dated: May 14, 1996

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a measurement period since the Company's initial issuance of Common Stock in July 1992 with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market Index (for United States companies) and (ii) the yearly cumulative total return on the stocks included in the Media General Peer Group Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


                                  7/16/92     3/31/93     3/31/94     3/31/95     3/31/96
                                  -------     -------     -------     -------     -------

Anchor BanCorp Wisconsin Inc.      100.00      179.75      184.62      269.58      345.70
Media General Peer Group Index     100.00      126.68      130.40      147.76      209.01
NASDAQ Stock Market (U.S.)         100.00      114.52      132.35      140.41      188.86


EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company and the Bank (collectively the "Employers") have entered into employment agreements with Messrs. Timmerman, Cattelino, Helser and Kropidlowski pursuant to which the Employers agreed to employ these persons in their current positions for a term of three years, two years two years and three years, respectively, at their current salary of $435,000, $117,300, $117,300 and $97,500, respectively. On an annual basis, the Board of Directors of the Employers may extend the employment term for an additional year, following an explicit review by such Boards of Directors of the officer's employment under the employment agreement. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, retirement or death. In the event that the officer's employment is terminated due to disability, as defined, he shall be paid 100% of his salary at the time of termination for a period of one year after termination and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term, which amounts shall be offset by payments received from any disability plans of the Employers and/or any governmental social security or workers compensation program. In the event that prior to a Change in Control, as defined, (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the officer shall be entitled to (i) severance payments for a 36-month period in the case of Mr. Timmerman, a 24-month period in the case of Messrs. Cattelino and Helser, and a 12-month period in the case of Mr. Kropidlowski which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment, and (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period and the officer's obtainment of full-time employment by another employer which provides substantially similar employee benefits at no cost to the officer. In the event that the officer's employment is terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, or the officer terminates his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer's employment during the 24-month period and 12-month period following a Change in Control in the case of Mr. Timmerman and Messrs. Cattelino and Helser, respectively, the officer would be entitled to (i) severance payments for a 36-month period in the case of Messrs. Timmerman and Kropidlowski and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in the officer on the basis of his most recently completed calendar year of employment, (ii) the benefits specified in clause (ii) in the immediately preceding sentence for the applicable severance period and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay. A Change in Control is defined in the employment agreements to include any change in control of the Company or the Bank that would be required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     In May 1995, the Company and the Bank also entered into severance agreements with Messrs. Osterholz, Weimert and Bertucci. Pursuant to these agreements, an officer would receive specified benefits in the event that his employment was terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, as defined above, or the officer terminated his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer's employment. The benefits payable under such circumstances consist of (i) severance payments for a 12-month period or, at the officer's option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Employers) until the earlier of expiration of the 12-month severance period and the officer's obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to the officer and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay.

     The employment agreements and the severance agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

DEFERRED COMPENSATION AGREEMENT

     In December 1986, the Bank and Mr. Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. Timmerman or his beneficiary the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of Common Stock based on the then-existing value of the amount of Common Stock, including fractional shares, which could be purchased in the initial public offering of Common Stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $300,000 (which it previously had expensed for financial statement reporting purposes) and an additional $90,000 to a rabbi trust which purchased 30,000 shares of Common Stock in the open market following consummation of the initial public offering. The shares of Common Stock held in the rabbi trust are voted by an independent trustee prior to distribution to Mr. Timmerman in accordance with the terms of the deferred compensation agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND EXCESS BENEFIT PLAN

     In fiscal 1994, the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in order to supplement the retirement benefits of Mr. Timmerman, and any other officers of the Bank who may be designated pursuant to the SERP, to be received pursuant to the Company's Retirement Plan and the ESOP. Under the SERP, upon retirement from the Company or the Bank at or after the participant's normal retirement date of age 62, a participant shall be entitled to receive an annual retirement benefit equal to the product of
(i) 40% of the participant's final average earnings and (ii) a factor, no greater than one, the numerator of which is the participant's years of service and the denominator of which is 15 (the "accrued benefit"). A participant who, with the consent of the administering committee, retires after the early retirement date of age 55 but prior to the normal retirement date is entitled to receive an annual benefit equal to the vested amount of his or her accrued benefit as of the retirement date, as defined in the SERP, reduced by a factor of .25% for each full month by which the date of retirement precedes the participant's normal retirement date. "Final average earnings" is defined in the SERP to mean the average of the highest annual "considered compensation" received by a participant during any three of the current and preceding five calendar years. The Company does not believe that "considered compensation," as defined, differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. At March 31, 1996, Mr. Timmerman's final average earnings amounted to $502,400 and Mr. Timmerman had 17 years of service with the Bank for purposes of the SERP.

     During fiscal 1994, the Bank also adopted an Excess Benefit Plan ("EBP") for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company's Retirement Plan and ESOP but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Code. During fiscal 1994, Mr. Timmerman was designated as a participant in the EBP, and during fiscal 1995 Messrs. Helser and Cattelino were designated as participants in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Code over (ii) the actual amount of salary deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year.

     During fiscal 1994, the Bank also amended the Trust to permit contributions by the Bank to fund the Bank's obligations under the SERP and the EBP, and in April 1994 the Bank amended the EBP to provide that a participant may elect to direct that amounts credited to the participant's account thereunder shall be treated as if they were actually invested in an interest bearing account, shares of Common Stock or in shares of a mutual fund selected by the participant.

EMPLOYEE LOAN PROGRAMS

      In accordance with applicable federal laws and regulations, the Bank used to offer mortgage loans to its directors, officers and employees for the financing of their primary residences and certain other loans. Generally, prior to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank offered mortgage loans to its directors and executive officers with interest rates equal to the Bank's cost of funds rounded up to the next highest one-quarter percentage. In addition, loan commitment fees were waived. Consumer loans up to $25,000 were offered to the same individuals at the Bank's cost of funds plus one-half percent rounded to the nearest one-quarter percent. Employees were offered similar preferential terms but at slightly higher interest rates. Except for interest rates and fees, loans made to directors, officers and employees generally were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

      As a result of FIRREA's application of Section 22(h) of the Federal Reserve Act to savings associations, any credit extended by a savings association, such as the Bank, and its subsidiaries to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties; (ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined. Subsequent to the enactment of FIRREA in August 1989, the Bank adopted a policy to no longer make loans at preferential interest rates to its directors and officers with a title of vice president or above. At March 31, 1996, the Bank had 12 loans with an aggregate principal balance of $1.3 million outstanding to directors and officers with a title of vice president or above, which represented 1.1% of the Bank's unimpaired capital and surplus at such date.

     The following table sets forth information as to all directors and executive officers, including members of their immediate families and affiliated entities, who had loans with the Bank aggregating $60,000 or more during the fiscal year ended March 31, 1996.


                                                                         HIGHEST BALANCE
                                                               YEAR           FROM              PRINCIPAL        INTEREST RATE
                                             NATURE OF         LOAN       APRIL 1, 1995         BALANCE AT           AS OF
NAME AND POSITION OR RELATIONSHIP         INDEBTEDNESS(1)      MADE     TO MARCH 31, 1996     MARCH 31, 1996     MARCH 31, 1996
- - ---------------------------------      --------------------     ----    -----------------     --------------     --------------

Pat Richter                            Residential Mortgage     1993         $401,896            $383,183            6.625%
  Director

Douglas J. Timmerman                   Residential Mortgage     1988          136,267             124,215            4.00
  Chairman, President and
  Chief Executive Officer

J. Anthony Cattelino                   Line of Credit           1995           39,159              39,159            9.75
  Senior Vice President --             2nd Mortgage             1993           15,818              11,764            7.75
  Marketing and Retail                 Residential Mortgage     1987          119,892             116,651            4.75
  Administration

Ronald R. Osterholz                    Commercial               1995           24,000              20,321            8.90
  Vice President --                    Residential Mortgage     1988          106,540             103,651            4.00
  Human Resources

David L. Weimert
  Vice President --                    Residential Mortgage     1993          134,316             122,211            6.25
  Lending Operations

Donald F. Bertucci                     Commercial               1995           14,400               --               9.00
  Vice President -- Loan               Residential Mortgage     1993           75,681              73,379            7.52
  Administration

Donald Kropidlowski                    Residential Mortgage     1994          139,998             131,899            6.25
  Director


- - -------------------

(1) Loans are secured by borrower's principal residence, except as otherwise indicated.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL TWO)

     The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending March 31, 1997, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


                           STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in July 1997, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: J. Anthony Cattelino, Vice President and Secretary, no later than February 14, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting
(a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.


                                ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended March 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE 1934 ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO J. ANTHONY CATTELINO, VICE PRESIDENT AND SECRETARY, ANCHOR BANCORP WISCONSIN INC., 25 WEST MAIN STREET, MADISON, WISCONSIN 53703. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY
                          ANCHOR BANCORP WISCONSIN INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANCHOR BANCORP WISCONSIN INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 1996 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of June 7, 1996, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn - East Towne, 4402 E. Washington Avenue, Madison, Wisconsin, on July 23, 1996 at 2:00 p.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   ELECTION OF DIRECTORS

    / /FOR all nominees listed              / / WITHHOLD AUTHORITY
       below (except as marked                  to vote for all
       to the contrary below)                   nominees listed
                                                below

Nominees for three-year term:  Arlie M. Mucks, Jr., Pat Richter and
                               Donald Kropidlowski.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


______________________________________________________________________________

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

    / /  FOR            / /  AGAINST          / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                       Dated: ________________________ , 1996


                                       _______________________________________


                                       _______________________________________
                                       Signature(s)


                                       PLEASE SIGN THIS EXACTLY AS YOUR NAME(S)
                                       APPEAR(S) ON THIS PROXY.  WHEN SIGNING
                                       IN A REPRESENTATIVE CAPACITY, PLEASE
                                       GIVE TITLE. WHEN SHARES ARE HELD JOINTLY,
                                       ONLY ONE HOLDER NEED SIGN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby instructs the Trustees of the Trust created pursuant to the Management Recognition Plans ("Recognition Plans") of Anchor BanCorp Wisconsin, Inc. (the "Company"), to vote the shares of Common Stock of the Company which were granted to me as of June 7, 1996 pursuant to the Recognition Plans upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 23, 1996.

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed           / /  WITHHOLD AUTHORITY
          below (except as marked                to vote for all
          to the contrary below)                 nominees listed
                                                 below

Nominees for three-year term:  Arlie M. Mucks, Jr., Pat Richter and
                               Donald Kropidlowski.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


______________________________________________________________________________

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

    / /  FOR              / /  AGAINST          / /  ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                       Dated: _________________________ , 1996


                                       _______________________________________


                                       _______________________________________
                                       Signature(s)


                                       If you return this card properly signed
                                       but do not otherwise specify, shares will be voted FOR election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustees of the Recognition Plans.

                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby instructs Old Kent Bank, the Trustee of the Trust created pursuant to the AnchorBank, S.S.B. Retirement Plan ("Retirement Plan"), to vote the shares of Common Stock of Anchor BanCorp Wisconsin, Inc. (the "Company") which were allocated to my account as of June 7, 1996 pursuant to the Retirement Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 23, 1996.

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed           / /  WITHHOLD AUTHORITY
          below (except as marked                to vote for all
          to the contrary below)                 nominees listed
                                                 below

Nominees for three-year term:  Arlie M. Mucks, Jr., Pat Richter and
                               Donald Kropidlowski.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


______________________________________________________________________________

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

    / /  FOR               / /  AGAINST          / /  ABSTAIN


3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                       Dated: _________________________ , 1996


                                       _______________________________________


                                       _______________________________________
                                       Signature(s)


                                       If you return this card properly signed
                                       but do not otherwise specify, shares will be voted FOR election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustee of the Retirement Plan.

                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby instructs the Trustees of the Trust created pursuant to the Employee Stock Ownership Plan ("ESOP") of Anchor BanCorp Wisconsin, Inc. (the "Company"), to vote the shares of Common Stock of the Company which were granted to me as of June 7, 1996 pursuant to the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 23, 1996.

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed           / /  WITHHOLD AUTHORITY
          below (except as marked                to vote for all
          to the contrary below)                 nominees listed
                                                 below

Nominees for three-year term:  Arlie M. Mucks, Jr., Pat Richter and
                               Donald Kropidlowski.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


______________________________________________________________________________

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

    / /  FOR               / /  AGAINST          / /  ABSTAIN


3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                       Dated: _________________________ , 1996


                                       _______________________________________


                                       _______________________________________
                                       Signature(s)


                                       If you return this card properly signed
                                       but do not otherwise specify, shares will be voted FOR election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustees of the ESOP in the same proportion as the allocated shares under the ESOP have voted.

                           [Anchor BanCorp Letterhead]








June 14, 1996


To: Participants in the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan ("ESOP") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the ESOP in the accompanying envelope. The ESOP Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the ESOP.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio on each matter for which instructions for allocated shares are received from all participants. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been allocated to your account under the ESOP. You will receive other voting materials for those shares owned by you individually and not under the ESOP.

Sincerely,



Douglas J. Timmerman
President

                           [Anchor BanCorp Letterhead]








June 14, 1996


To: Persons Granted Restricted Stock Under the Management Recognition Plans of Anchor BanCorp Wisconsin Inc.


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted Common Stock of the Company granted to you pursuant to the Company's Management Recognition Plans ("Recognition Plans") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the restricted shares granted to you and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Recognition Plans by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the Recognition Plans in the accompanying envelope. The Plan Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the Recognition Plans.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Recognition Plans are not received, the shares granted to you will be voted by the Trustees of the Recognition Plans. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been granted to you under the Recognition Plans. You will receive other voting materials for those shares owned by you individually and not under the Recognition Plans.

Sincerely,



Douglas J. Timmerman
President

                           [Anchor BanCorp Letterhead]







June 14, 1996


To:  Participants in the Retirement Plan of AnchorBank, S.S.B.


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your account under the AnchorBank Retirement Plan ("Retirement Plan") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Retirement Plan by marking, dating, signing and returning the enclosed voting instruction ballot to Old Kent Bank, the trustee of the Retirement Plan (the "Trustee"), in the accompanying envelope. Your voting instructions will remain completely confidential. Only representatives of the Trustee, which will tabulate the voting instructions, will have access to your ballots. The Trustee will certify the totals to the Company for the purpose of having those shares voted. No person associated with the Company or the Bank will see the individual voting instructions.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Retirement Plan are not received, the shares allocated to your account will be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been allocated to your account under the Retirement Plan. You will receive other voting materials for those shares owned by you individually and not under the Retirement Plan.

Sincerely,



Douglas J. Timmerman
President